UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Technology Way, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GEO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2024, Brian Evans, the Company’s Chief Executive Officer, provided notice to The GEO Group, Inc. (“GEO” or the “Company”) of his retirement effective December 31, 2024 (the “Separation Date”).

Mr. Evans and GEO entered into a Separation Agreement and General Release on December 13, 2024 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Evans will be entitled to receive the following in addition to accrued wages: (i) the payment of $85,834 per month commencing on the Separation Date and continuing through December 31, 2026; (ii) the payment of his annual performance award for the year ending December 31, 2024, which will be paid in 2025, at the same time and under the same terms as other GEO executives: (iii) the benefits described in Section 5 of his employment agreement for Mr. Evans and his covered dependents for a period of five years after the Separation Date; (iv) all of the Company’s interest in any automobile used by Mr. Evans pursuant to the Company’s Executive Automobile Policy (the “Executive Automobile Policy”) and the Company shall pay the balance of any outstanding loan or lease on such automobile; (v) all outstanding unvested stock options and restricted stock granted to Mr. Evans prior to his retirement will fully vest immediately upon the Separation Date, provided, however that any restricted stock that is still subject to performance-based vesting shall vest when and to the extent the Compensation Committee certifies that the performance goals are actually met; and (vi) the payment of reasonable legal fees and costs incurred by Mr. Evans in connection with the Separation Agreement up to $25,000. The Separation Agreement also contains a mutual release, confidentiality and non-disparagement provisions. The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

J. David Donahue was appointed Chief Executive Officer on December 16, 2024, effective January 1, 2025.

J. David Donahue, 65, has more than 40 years of experience in corrections and detention, having served in senior executive roles overseeing operational planning, facility activations, and managing operational teams. Mr. Donahue joined GEO as the Eastern Region Vice President in 2009 after a distinguished career in corrections with the States of Indiana and Kentucky as well as the Federal Bureau of Prisons. In his previous role as the Eastern Regional Vice President, he was responsible for the operational oversight of over 24 correctional facilities encompassing over 31,000 beds. Mr. Donahue was promoted to Senior Vice President and President, GEO Corrections and Detention in January 2016 and served in that position until he retired in July 2020. Mr. Donahue served as a consultant to GEO from July 2020 through July 2023.

Prior to joining GEO, Mr. Donahue served as Commissioner of the Indiana Department of Correction. As Commissioner, he led a workforce of over 9,000 employees, supervising nearly 39,000 offenders in addition to 3,000 Juvenile Offenders and those individuals placed on community supervision. Prior to leading the Indiana Department of Correction, Mr. Donahue served as Deputy Commissioner for the Kentucky Department of Corrections. In this position, he provided administrative policy direction to all departmental divisions. He was responsible for the planning and supervision of duties for the Directors of the Division of Administrative Services, the Division of the Corrections Training, the Division of Correctional Industries, and the Branch Managers of Offender Information and Information and Technology. Mr. Donahue began his corrections career as a Correctional Officer. During his correctional career he moved up the ranks serving in various positions including Case Worker, Unit Manager, Executive Assistant and Warden of several facilities in the country. Mr. Donahue attended Eastern Kentucky University, where he earned his Bachelors of Science in Police Administration. He later attended Spalding University, where he completed coursework in the Masters of Arts in Teaching Graduate Program.

In connection with his appointment, Mr. Donahue and the Company entered into an Executive Employment Agreement (the “Employment Agreement”) on December 16, 2024 to provide that Mr. Donahue will be employed by the Company for a two-year term beginning January 1, 2025 (the “Effective Date”). The term of the Employment Agreement may be extended by mutual agreement of the parties on an annual basis subject to the termination provisions in the Employment Agreement. Pursuant to the terms of the Employment Agreement, Mr. Donahue will serve as Chief Executive Officer and report directly to the Executive Chairman. Either Mr. Donahue or the Company may terminate Mr. Donahue’s employment under the Employment Agreement for any reason upon not less than thirty (30) days written notice.

Under the terms of the Employment Agreement, Mr. Donahue will be paid an annual base salary of $1,000,000, subject to the review and potential increase in the sole discretion of the Compensation Committee. Mr. Donahue will also be entitled to receive a target annual performance award of 100% of Mr. Donahue’s base salary and be entitled to receive an annual equity incentive award of restricted stock with a grant date fair value equal to at least 100% of Mr. Donahue’s base salary that shall vest upon the attainment of certain performance goals in accordance with the terms of the Company’s equity compensation plan.

The Employment Agreement provides that upon the separation of employment by Mr. Donahue for good reason, by the Company without cause or upon the death or disability of Mr. Donahue, he will be entitled to receive a separation payment equal to one (1) times the sum of his annual base salary. The Company will also continue to provide Mr. Donahue and any covered dependents with the Executive Benefits as defined in the Employment Agreement for a period of eighteen (18) months after the date of separation. In the event of Mr. Donahue’s death within such eighteen (18) month period, the Company will continue to provide the Executive Benefits to Mr. Donahue’s covered dependents, and, if applicable to Mr. Donahue’s estate. In addition, the Employment Agreement provides that upon such separation, GEO will transfer all of its interest in any automobile used by Mr. Donahue pursuant to the Executive Automobile Policy and pay the balance of any outstanding loans or leases on such automobile so that Mr. Donahue owns the automobile outright. In the event such automobile is leased, GEO will pay the residual cost of the lease. Lastly, all of the outstanding and unvested stock options and restricted stock granted to Mr. Donahue prior to separation will fully vest immediately upon separation; provided, however that any restricted stock that is subject to performance-based vesting shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met. Upon a separation of employment by GEO for cause or by Mr. Donahue without good reason, Mr. Donahue will be entitled to only the amount of compensation that is due through the effective date of the separation. Except that if Mr. Donahue’s separation from his employment is the result of his retirement in accordance with the Company’s then-current Senior Officer Retirement Plan (the “Retirement Plan”), all of the outstanding unvested stock options and restricted stock granted to Mr. Donahue prior to his retirement will fully vest immediately as of the date of his retirement; provided however, that any restricted stock that is still subject to performance-based vesting at the time of his retirement shall only vest when and to the extent the Compensation Committee certifies that the performance goals are actually met, and provided that Mr. Donahue remains in full compliance with the restrictive covenants set forth in the Employment Agreement. The Employment Agreement also provides that termination of the Employment Agreement for any reason shall not affect Mr. Donahue’s rights under the then applicable Retirement Plan. Mr. Donahue began receiving the retirement benefits he was eligible for upon his retirement in July 2020 pursuant to the terms of the Retirement Plan. GEO will suspend the payment of retirement benefits while Mr. Donahue is employed as Chief Executive Officer.

The Employment Agreement includes a non-competition covenant that runs through the three-year period following the separation of the executive’s employment, and confidentiality and work product provisions. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Mr. Donahue has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

GEO also announced the appointment of Paul Laird as Senior Vice President of GEO Secure Services, effective January 1, 2025, which it had previously disclosed in the Form 8-K filed on December 3, 2024. Mr. Laird joined GEO in 2015 as Eastern Region Director of Operations and was subsequently promoted to Western Region Vice President and was most recently transferred to Eastern Region Vice President. Prior to joining GEO, he served as Regional Director of the Federal Bureau of Prisons, North Central Regional Office, overseeing 20 facilities. Prior to that assignment, he served five years as the Chief Operating Officer of Federal Prison Industries and as Assistant Director of the Industries, Educational and Vocational Training Division. He also served on the AbilityOne Commission as a Presidential Appointee representing the United States Department of Justice between 2005 and 2015.

GEO also announced the appointment of Daniel Ragsdale as Senior Vice President, Contract Administration and Compliance, effective January 1, 2025. Mr. Ragsdale joined GEO in 2017 as Executive Vice President, Contract Compliance, after a successful career at ICE, where he served as Deputy Director from 2012 to 2017. In that capacity, he served as Chief Operating Officer for ICE, leading 20,000 employees, including 7,000 criminal investigators at Homeland Security Investigations and 6,000 officers in Enforcement and Removal Operations. He also previously served as a Special Assistant U.S. Attorney in the Criminal Division of the U.S. Attorney’s Office for the District of Arizona.

Section 7	Regulation FD

Item 7.01	Regulation FD Disclosure.

On December 16, 2024, the Company issued a press release announcing the senior management changes discussed in Item 5.02 above as well as a $70 million investment in capital expenditures to strengthen the Company’s capabilities to deliver expanded detention capacity, secure transportation, and electronic monitoring services to U.S. Immigration and Customs Enforcement (“ICE”), which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Separation Agreement and General Release, entered into on December 13, 2024, between The GEO Group, Inc. and Brian Evans.

10.2	Executive Employment Agreement, entered into on December 16, 2024, between The GEO Group, Inc. and J. David Donahue.

99.1	Press release, dated December 16, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

December 16, 2024	By:	/s/ Mark J. Suchinski
Date		Mark J. Suchinski
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

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